  As filed with the Securities and Exchange Commission on October 9, 2001

                                                      Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                               Kraft Foods Inc.
            (Exact name of registrant as specified in its charter)

            Virginia                                52-2884372
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)               Identification Number)

       Three Lakes Drive                              60093
      Northfield, Illinois                          (Zip Code)
     (Address of Principal
       Executive Offices)

                            Kraft Foods Thrift Plan
              Kraft Foods TIP Plan (formerly known as Kraft Foods
                        Employee Thrift-Investment Plan)
                     Nabisco, Inc. Capital Investment Plan
                      Nabisco, Inc. Employee Savings Plan
                           (Full titles of the plans)

                             Calvin J. Collier, Esq.
                                 General Counsel
                                Kraft Foods Inc.
                                Three Lakes Drive
                           Northfield, Illinois 60093
                     (Name and address of agent for service)
                                 (847) 646-2805
          (Telephone number, including area code, of agent for service)


___________________________________________________________________________________________________________________________________
                                                 CALCULATION OF REGISTRATION FEE
___________________________________________________________________________________________________________________________________

                                                                                    Proposed
                                                                                     maximum          Proposed
                                                                  Amount to         offering           maximum
 Title of securities                                                  be              price           aggregate        Amount of
  to be registered                     Title of Plan              registered        per share(1) offering price(1)  registration fee
------------------------------------------------------------------------------------------------------------------------------------
Class A common stock, no par value   Kraft Foods Thrift Plan    43,000,000   shs. (2)  $  34.17    $ 1,469,310,000     $ 367,327.50
------------------------------------------------------------------------------------------------------------------------------------
Class A common stock, no par value   Kraft Foods TIP Plan        3,000,000   shs. (2)  $  34.17    $   102,510,000     $  25,627.50
------------------------------------------------------------------------------------------------------------------------------------
Class A common stock, no par value   Nabisco, Inc. Capital
                                       Investment Plan          13,000,000   shs. (2)  $  34.17    $   444,210,000     $ 111,052.50
------------------------------------------------------------------------------------------------------------------------------------
Class A common stock, no par value   Nabisco, Inc.  Employee
                                         Savings Plan            3,000,000   shs. (2)  $  34.17    $   102,510,000     $  25,627.50
------------------------------------------------------------------------------------------------------------------------------------
                                                         Total: 62,000,000   shs. (2)              $ 2,118,540,000     $ 529,635.00
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices for the Class A common stock reported in the consolidated reporting system on October 1, 2001.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

                               Explanatory Note

      In December 2000, Kraft Foods Inc. (the "Company") acquired all of the outstanding shares of Nabisco Holdings Corp. Prior to June 13, 2001, the Company was a wholly-owned subsidiary of Philip Morris Companies Inc. ("Philip Morris"). On June 13, 2001, the Company completed an initial public offering of 280,000,000 shares of its Class A common stock. Immediately after the initial public offering, Philip Morris owned common stock representing 97.7% of the combined voting power of the Company's common stock.

      Presently, the Kraft Foods Thrift Plan (the "Thrift Plan") and the Kraft Foods TIP Plan (the "TIP Plan" and together with the Thrift Plan, the "Kraft Plans") offer shares of Philip Morris common stock to eligible participants of the respective Kraft Plan pursuant to the provisions of the respective Kraft Plan and, in the case of the Thrift Plan, Philip Morris' Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") (Registration No. 33-37115), and, in the case of the TIP Plan, Philip Morris' Registration Statement on Form S-8 filed with the Commission under the Securities Act (Registration No. 33-1479).

      The Thrift Plan and the TIP Plan have now been amended to offer the Company's Class A common stock to eligible participants of the Kraft Plans. The Nabisco, Inc. Capital Investment Plan (the "CIP Plan") and the Nabisco, Inc. Employee Savings Plan (the "ESP Plan" and together with the CIP Plan, the "Nabisco Plans") also have now been amended to offer the Company's Class A common stock and Philip Morris' common stock to eligible participants of the Nabisco Plans.

      This Registration Statement is being filed for the purpose of registering 62,000,000 shares of Class A common stock of the Company, together with an indeterminate amount of interests to be issued pursuant to the Kraft Plans and the Nabisco Plans. Philip Morris has filed a separate Registration Statement on Form S-8 today to register 11,000,000 shares of its common stock, together with an indeterminate amount of interest to be issued pursuant to the Nabisco Plans. The Thrift Plan, the TIP Plan, the CIP Plan and the ESP Plan are filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

            Not required to be filed with the Commission.

Item 2.     Registrant Information and Employee Plan Annual Information.

            Not required to be filed with the Commission.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.


            The following documents filed by the Company with the Commission (File No. 1-16483) are incorporated herein by reference and made a part hereof:


            (i) the prospectus of the Company filed pursuant to Rule 424(b) under the Securities Act, dated June 12, 2001, with respect to the registration statement on Form S-1, as amended (Registration No. 333-57162) (the
                   "Prospectus");

            (ii) the annual reports on Form 11-K for each of the Kraft Plans for the year ended December 31, 2000, filed with the Commission on June 12, 2001;

            (iii) the annual reports on Form 11-K for each of the Nabisco Plans for the year ended December 30, 2000, filed with the Commission on October 5, 2001;

            (iv) the Company's Current Report on Form 8-K, filed with the Commission on August 10, 2001;

            (v) the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001; and

            (vi) the description of the Company's Class A common stock contained in the Company's Registration Statement on Form 8-A dated May 9, 2001, including any subsequent amendment or any report filed for the purpose of updating such description.

            All annual reports of the Kraft Plans and the Nabisco Plans subsequently filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers.

            The Virginia Stock Corporation Act (the "VSCA") permits, and the Company's Articles of Incorporation require, indemnification of the Registrant's directors, officers and controlling persons in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. The Company's Articles of Incorporation require the Company to indemnify its directors, officers and controlling persons to the full extent permitted by the VSCA. Sections 13.01-697 and 13.01-702 of the VSCA generally authorize a Virginia corporation to indemnify its directors, officers, employees or agents in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Section 13.01-704 of the VSCA also provides that a Virginia corporation has the power to make any further indemnity to any director, officer, employee or agent, including under its articles of incorporation or any bylaw or shareholder resolution, except an indemnity against their willful misconduct or a knowing violation of the criminal law.

            The Company's Articles of Incorporation also provide that, to the full extent that the VSCA permits the limitation or elimination of the liability of directors, officers and certain controlling persons, no director, officer or such controlling person of the Company shall be liable to the Company or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated by reference herein.

            The Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

Item 7.     Exemption From Registration Claimed.

            Not applicable.

Item 8.     Exhibits.


Exhibit
  No.      Description
-------    -----------
   4.1     Kraft Foods Thrift Plan, as amended (filed herewith).

   4.2     Kraft Foods TIP Plan, as amended (filed herewith).

   4.3 Nabisco, Inc. Capital Investment Plan, as amended (filed herewith).

   4.4     Nabisco, Inc. Employee Savings Plan, as amended (filed herewith).

   4.5 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form S-1, filed with the Commission on March 16, 2001 (Reg. No. 333-57162)).

   4.6 Articles of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's
           Form S-1, filed with the Commission on March 16, 2001).

   4.7 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Amendment No. 5 to Form
           S-1, filed with the Commission on June 8, 2001).

   5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   5.2 In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby confirms that it has submitted the Kraft Plans and undertakes that it will submit all amendments thereto to the Internal Revenue
            Service (the "IRS") in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Kraft
            Plans under Section 401 of the Internal Revenue Code.

   23.1     Consent of Hunton & Williams (included in Exhibit 5).

   23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants
            (filed herewith).

   23.3 Consent of Deloitte & Touche LLP, Independent Auditors (filed herewith).

Item 9.     Undertakings.

    (a)     The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect
                        to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar asindemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 9th day of October, 2001.

                                    KRAFT FOODS INC.



                                    By:         /s/ JAMES P. DOLLIVE
                                       --------------------------------------
                                    Name:    James P. Dollive
                                    Title:   Senior Vice President and
                                             Chief Financial Officer

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                     Title                                        Date
            ---------                     -----                                        ----
                                      Co-Chief Executive                        October 9, 2001
       /s/ Betsy D. Holden            Officer and Director
 -------------------------------      (principal co-executive officer)
           Betsy D. Holden






      /s/ Roger K. Deromedi           Co-Chief Executive                        October 9, 2001
 -------------------------------      Officer and Director
          Roger K. Deromedi           (principal co-executive officer)







      /s/ James P. Dollive            Senior Vice President                     October 9, 2001
--------------------------------      and Chief Financial
          James P. Dollive            Officer (principal
                                      financial officer)

      /s/ John F. Mowrer, III         Vice President and                        October 9, 2001
--------------------------------      Controller (principal
          John F. Mowrer, III         accounting officer)

      /s/ Geoffrey C. Bible
--------------------------------      Director                                  October 9, 2001
          Geoffrey C. Bible

     /s/ Louis C. Camilleri
--------------------------------      Director                                  October 9, 2001
         Louis C. Camilleri


--------------------------------      Director
        W. James Farrell


--------------------------------      Director
          John C. Pope


--------------------------------      Director
        Mary L. Schapiro

       /s/ William H. Webb
--------------------------------      Director                                  October 9, 2001
         William H. Webb


--------------------------------      Director
        Deborah C. Wright


      Pursuant to the requirements of the Securities Act, the Management Committee for Employee Benefits of Kraft Foods North America, Inc. having administrative responsibility of the Kraft Foods Thrift Plan, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 9th day of October, 2001.

                                    KRAFT FOODS THRIFT PLAN


                                    By:     /s/ TERRY M. FAULK
                                       -----------------------------------
                                          Name:  Terry M. Faulk
                                          Title: Chairman, Management
                                                 Committee for Employee Benefits

      Pursuant to the requirements of the Securities Act, the Management Committee for Employee Benefits of Kraft Foods North America, Inc. having administrative responsibility of the Kraft Foods TIP Plan, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 9th day of October, 2001.

                                    KRAFT FOODS TIP PLAN


                                    By:     /s/ TERRY M. FAULK
                                       -----------------------------------
                                          Name:  Terry M. Faulk
                                          Title: Chairman, Management
                                                 Committee for Employee Benefits

      Pursuant to the requirements of the Securities Act, the Nabisco
Employee Benefits Committee, having administrative responsibility of the Nabisco, Inc. Capital Investment Plan, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 9th day of October, 2001.

                                    NABISCO, INC. CAPITAL INVESTMENT PLAN


                                    By:        /s/ JILL K. YOUMAN
                                       -----------------------------------
                                          Name:  Jill K. Youman
                                          Title: Vice President,
                                                 Human Resources, Benefits

      Pursuant to the requirements of the Securities Act, the Nabisco
Employee Benefits Committee, having administrative responsibility of the Nabisco, Inc. Employee Savings Plan, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 9th day of October, 2001.

                                    NABISCO, INC. EMPLOYEE SAVINGS PLAN

                                    By:        /s/ JILL K. YOUMAN
                                       -----------------------------------
                                          Name:  Jill K. Youman
                                          Title: Vice President,
                                                 Human Resources, Benefits

                                  EXHIBIT INDEX

 Exhibit
   No.      Description
 -------    -----------
   4.1      Kraft Foods Thrift Plan, as amended (filed herewith).

   4.2      Kraft Foods TIP Plan, as amended (filed herewith).

   4.3 Nabisco, Inc. Capital Investments Plan, as amended (filed herewith).

   4.4      Nabisco, Inc. Employee Savings Plan, as amended (filed herewith).

   4.5 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form S-1, filed with the Commission on March 16, 2001 (Reg. No. 333-57162)).

   4.6 Articles of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's
            Form S-1, filed with the Commission on March 16, 2001).

   4.7 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Amendment No. 5 to Form
            S-1, filed with the Commission on June 8, 2001).

   5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   5.2 In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby confirms that it has submitted the Kraft Plans and undertakes that it will submit all amendments thereto to the Internal Revenue
            Service (the "IRS") in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Kraft
            Plans under Section 401 of the Internal Revenue Code.

   23.1     Consent of Hunton & Williams (included in Exhibit 5).

   23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants
            (filed herewith).

   23.3 Consent of Deloitte & Touche LLP, Independent Auditors (filed herewith).
